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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pyramid Breweries Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-91290 and 333-16311) on Form S-8 of Pyramid Breweries Inc. of our report dated January 10, 2003, with respect to the balance sheet of Pyramid Breweries Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Pyramid Breweries Inc.

Our report refers to our audit of the disclosures added to revise the 2001 and 2000 financial statements, as more fully described in Note 1 to the financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 financial statements other than with respect to such disclosures. Our report also refers to the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Intangible Assets" on January 1, 2002.

/s/ KPMG LLP

Seattle, Washington
March 25, 2003